Exhibit 3.1

              UNOFFICAL RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                      COMPETITIVE TECHNOLOGIES, INC.

                            as Amended to date


      COMPETITIVE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the corporation is COMPETITIVE TECHNOLOGIES, INC., and the name under which the corporation was originally incorporated is U.P. Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 12, 1971.

      2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

           FIRST: The name of the corporation (hereinafter called the "Corporation") is Competitive Technologies, Inc.

           SECOND: The registered office of the Corporation is to be located at 100 West Tenth Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

           THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

           FOURTH: The total number of shares of stock of all classes of stock which the Corporation shall have authority to issue is 8,000,000 shares, of which 35,920 shares, with a par value of $25.00 each, are to be Preferred Stock, and 7,964,080 shares, with a par value of $.01 each, are to be Common Stock.

           The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the classes of stock of the Corporation are as follows:

                 1. Dividends: The holders of the Preferred Stock shall be entitled to receive, out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, if, as and when declared by the Board of Directors in its discretion, preferential dividends at the rate of 5% of the par value of the Preferred Stock, per share per annum, and no more, payable quarterly on the 30th day of January, April, July and October, respectively, in each year, before any dividends shall be declared or paid upon or set apart for, or other distribution shall be ordered or made in respect of, any shares of Common Stock; provided, however, that dividends on the Preferred Stock shall be noncumulative, so that if such dividends on the Preferred Stock are not declared or paid in whole or in part, the unpaid dividends shall not accumulate.

                 2. Preference Upon Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation or any reduction of its capital resulting in any distribution of its assets to its stockholders, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation, whether from capital, surplus or earnings available for distribution to its stockholders, $25.00 per share in cash, before any distribution of assets of the Corporation shall be made to the holders of the Common Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction, the assets of the Corporation distributable as aforesaid among the holders of the Preferred Stock shall be insufficient to permit of the payment to them of the full preferential amount aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount to which they are respectively entitled. A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a voluntary liquidation, dissolution or winding up of the Corporation.

                 3. Voluntary Redemption: The Corporation may, at its option, expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Stock at a redemption price for each share thereof equal to $25.00. Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. If less than all the shares of Preferred Stock are to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall from time to time be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all rights of the holders of said shares of Preferred Stock so called for redemption as stockholders of the Corporation, except only the right to receive the redemption price, shall cease and determine and such shares shall be deemed no longer to be outstanding.

                 4. Voting Power: The holders of the Preferred Stock and of the Common Stock shall possess full voting power for the election of directors and for all other purposes. Holders of stock of whatever class entitled to vote shall have one vote for each share of stock held by them.

                 5. No Preemptive Rights: No holder of any class of stock of the Corporation, whether now or hereafter authorized, shall have any preemptive, preferential or other rights to subscribe for or purchase or acquire any shares of any class of stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.

           FIFTH: The name and mailing address of the incorporator is as follows:

                 Name                         Address

                 Jesse J. Holland             208 South LaSalle Street
                                              Chicago, Illinois  60604

           SIXTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

           SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

           EIGHT: The Board of Directors shall have power, without stockholder action:

                 1. To make By-laws for the Corporation, and to amend, alter or repeal any By-laws.

                 2. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

           In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

           NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said COMPETITIVE TECHNOLOGIES, INC. has caused this Certificate to be signed by A. SIDNEY ALPERT, its President, and attested by FRANK R. MCPIKE, JR., its Secretary, this 10 day of June, 1992.

                                  COMPETITIVE TECHNOLOGIES, INC.



                                  By:   S/ A. Sidney Alpert
                                              President




ATTEST:

By:   S/  Frank R. McPike, Jr.
           Secretary